EXHIBIT 21

Subsidiaries of City Holding Company

As of December 31, 1998, the subsidiaries, each wholly-owned, of City Holding Company included:

City National Bank of West Virginia       Insured depository institution
3601 MacCorkle Avenue S.E.
Charleston, West Virginia

Bank of Raleigh                           Insured depository institution
One Park Avenue
Beckley, West Virginia

The Twentieth Street Bank                 Insured depository institution
Third Avenue and Twentieth Street
Huntington, West Virginia

Greenbrier Valley National Bank           Insured depository institution
109 South Jefferson Street
Lewisburg, West Virginia

National Bank of Summers                  Insured depository institution
Temple Street
Hinton, West Virginia

First National Bank in Marlinton          Insured depository institution
300 Eighth Street
Marlinton, West Virginia

Del Amo Savings Bank, F.S.B.              Insured depository institution
3422 Carson Street
Torrance, California

City Financial Corporation                Securities brokerage and investment
3601 MacCorkle Avenue S.E.                    advisory company
Charleston, West Virginia

City Mortgage Corporation                 Inactive mortgage banking company
Pittsburgh, Pennsylvania

City Holding Capital Trust                Special-purpose statutory trust
25 Gatewater Road
Charleston, West Virginia

City Holding Capital Trust II             Special-purpose statutory trust
25 Gatewater Road
Charleston, West Virginia